EXHIBIT 99.2

MAIDEN HOLDINGS, LTD. ANNOUNCES QUARTERLY DIVIDEND

Hamilton, Bermuda, August 11, 2009 — Maiden Holdings, Ltd. (Nasdaq: MHLD) today announced that the Board of Directors approved a quarterly cash dividend of $0.06 per share of common stock.  The dividend is payable on October 15, 2009 to shareholders of record as of October 1, 2009.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. Is a Bermuda holding company formed in 2007 to offer customized reinsurance products and services to regional and specialty insurance companies in the United States and Europe.

Contact:
Maiden Holdings, Ltd.
Hilly Gross
VP, Investor Relations
212.220.7120 ext. 7023
irelations@maidenre.com